Exhibit 8.1

March 8, 2006

Inergy, L.P.

Inergy Finance Corp.

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

RE:	INERGY, L.P. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel for Inergy, L.P. (the “Partnership”), a Delaware limited partnership, with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of

(1) common units representing limited partner interests in the Partnership (the “Units”);

(2) debt securities, which may be co-issued by Inergy Finance Corp. (“Inergy Finance”), a Delaware corporation, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and

(3) guarantees (the “Guarantees”) of the Debt Securities by Inergy Propane, LLC (the “Operating Company”), a Delaware limited liability company, Inergy Sales & Service Inc. (“Service Sub”), a Delaware corporation, L & L Transportation, LLC (“L & L Transportation”), a Delaware limited liability company, Inergy Transportation, LLC (“Inergy Transportation”), a Delaware limited liability company, Inergy Acquisition Company, LLC (“Acquisition Co.”), a Delaware limited liability company, Inergy Gas Marketing, LLC (“Inergy Gas”), a Delaware limited liability company, Stellar Propane Service, LLC (“Stellar Propane”), a Delaware limited liability company, Inergy Stagecoach II, LLC (“Stagecoach II”), a Delaware limited liability company, Inergy Storage, Inc. (“Storage”), a Delaware corporation, and Central New York Oil and Gas Company, LLC (“CNYOGC” and together with the Operating Company, Service Sub, L & L Transportation, Inergy Transportation, Acquisition Co., Inergy Gas, Stellar Propane, Stagecoach II and Storage, the “Subsidiary Guarantors”), a New York limited liability company. (The Units, Debt Securities and Guarantees are collectively referred to herein as the “Securities.”)

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Partnership’s Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

In connection therewith, we prepared the discussion set forth under the caption “Material Tax Considerations” in the Prospectus (the “Discussion”). All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Prospectus. In addition, we are of the opinion that the federal income tax discussion in the Prospectus with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner, included in the Discussion, as to which we express no opinion).

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Houston London Moscow New York Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2300, Houston, TX 77002-6760 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

VINSON & ELKINS L.L.P.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Houston London Moscow New York Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2300, Houston, TX 77002-6760 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com